Calculation of Filing Fee Tables
F-4
AKZO NOBEL NV
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, par value Euro0.50 per share	Other	147,369,381		$ 6,486,145,894.68	0.0001381	$ 895,736.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 6,486,145,894.68		$ 895,736.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 895,736.75
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the maximum number of Akzo Nobel N.V. ("AkzoNobel") ordinary shares estimated to be issuable upon the completion of the transactions contemplated by the Merger Agreement, dated as of November 18, 2025 by and between AkzoNobel and Axalta Coating Systems Ltd. ("Axalta") (the "merger agreement") described in AkzoNobel's registration statement on Form F-4 (the "Registration Statement") with which this exhibit is filed, calculated as the product obtained by multiplying (i) the exchange ratio of 0.6539 by (ii) 225,369,906, which is the sum of (A) 214,018,930, the number of Axalta common shares outstanding as of May 21, 2026, and (B) 11,350,976, the maximum number of Axalta common shares authorized for issuance pursuant to Axalta's existing equity plans or otherwise permitted to be issued pursuant to the terms of the merger agreement described in the Registration Statement. (2) Estimated solely for purposes of calculating the amount of the registration fee, the proposed maximum aggregate offering price of the securities being registered was calculated pursuant to Rules 457(c) and 457(f)(1) as the product obtained by multiplying (i) $28.78, the average of the high and low prices per share of Axalta common shares as reported on the New York Stock Exchange on May 21, 2026, by (ii) 225,369,906 (which represents the estimated maximum number of Axalta common shares that may be exchanged in the transactions contemplated by the merger agreement, as described in footnote (1) above).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
225,369,906	$ 28.78	$ 6,486,145,894.68			$ 6,486,145,894.68

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date